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                                                                     Exhibit 4.4


                   LIFESTYLE FURNISHINGS INTERNATIONAL LTD.,

                                    Company

                                      and


           IBJ WHITEHALL BANK & TRUST COMPANY (formerly known as IBJ
                         Schroder Bank & Trust Company)

                                    Trustee

                     ______________________________________

                         SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 8, 1999



                    _______________________________________

                   10 7/8% Senior Subordinated Notes due 2006

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     THIS SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), is made as of April 8, 1999 between LifeStyle Furnishings International Ltd., a Delaware corporation (the "Company"), certain of the Company's subsidiaries signatories hereto (each, a "Guarantor Subsidiary" and collectively, the "Guarantor Subsidiaries"), and IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company) , a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company executed and delivered an Indenture dated as of August 5, 1996 and a First Supplemental Indenture dated as of December 20, 1996 (together, the "Indenture") among the Company, the Guarantor Subsidiaries and the Trustee under which are issued $200,000,000 aggregate principal amount of 10 7/8% Senior Subordinated Notes due 2006 (the "Securities");

     WHEREAS, the Company desires to execute and deliver an amendment to the Indenture for the purposes of eliminating and amending certain of the principal restrictive covenants and certain other provisions contained in the Indenture in order to enhance the operating and financial flexibility of the Company;

     WHEREAS, the Company desires to waive the application of certain negative covenants contained in the Indenture to the extent required to effect the reorganization transactions (the "Reorganization"), as described in the Offer to Purchase and Consent Solicitation Statement dated January 29, 1999, as it may be amended from time to time (the "Offer"), contemplated by the Company and Furnishings International Inc., its parent (the "Parent");

     WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended, subject to certain exceptions specified in such Section 9.02, with the consent of the holders of a majority in aggregate principal amount of the Securities outstanding at the time (the "Requisite Consents");

     WHEREAS, the Company has obtained the Requisite Consents to amend the Indenture as set forth in Articles 1 and 2 of this Second Supplemental Indenture (the "Proposed Amendments");

     WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied.
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     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Company, the Guarantor Subsidiaries and the Trustee hereby covenant and agree, for the equal and proportionate benefit of all holders from time to time of the Securities, as follows:


                                   ARTICLE 1

                       WAIVER OF APPLICATION OF COVENANTS

     Subject of Section 3.01(b) hereof, the application of the negative covenants contained in the Indenture is hereby waived to the extent required to effect the Reorganization that is to be consummated substantially concurrently with the consummation of the Offer (the "Waiver").


                                   ARTICLE 2

                 AMENDMENTS TO CERTAIN PROVISIONS OF INDENTURE

     SECTION 2.01. Amendment of Certain Provisions of the Indenture. Subject to
Section 3.03 hereof, the Indenture is hereby amended in the following respects:

     (a) Section 1.01 of the Indenture is hereby amended so that the following defined terms and their accompanying definitions, which appear solely in the deleted Sections or Subsections referred to in (b) through (h) below, are deleted:

     "Acquisition Agreement"

     "Additional Assets"

     "Consolidated Coverage Ratio"

     "Consolidated Interest Expense"

     "Consolidated Net Income"

     "Consolidated Net Worth"

     "Consolidated Non-Cash Charges"

     "Consolidation"


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"Domestic Subsidiary"

"EBITDA"

"Foreign Subsidiary"

"Holdings Business"

"Investment"

"Management Agreement"

"Masco Notes"

"Moody's"

"Net Available Cash"

"Net Cash Proceeds"

"Permitted Investment"

"Purchase Money Indebtedness"

"Refinancing Indebtedness"

"Related Business"

"S&P"

"Significant Subsidiary"

"Simmons"

"Specified Loss of the Holdings Business"

"Tax Sharing Agreement"

"Temporary Cash Investments"

"Term Loans"


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     (b)  The following clauses or sentences in certain definitions in Section
1.01 of the Indenture enumerated below are hereby deleted and replaced with the following:

                     "[Intentionally Deleted by Amendment]"

          (i)    the last sentence in the definition of "AFFILIATE";

          (ii)   clause (v) in the definition of "ASSET DISPOSITION";

          (iii) the first parenthetical in the definition of "PUBLIC EQUITY OFFERING";

          (iv)  the parenthetical in the definition of "PUBLIC MARKET";

          (v) clause (B) and clause (x) in the definition of "UNRESTRICTED SUBSIDIARY".

     (c) Section 1.02 of the Indenture is hereby amended to delete terms defined in deleted Sections in the Indenture and the deleted terms are replaced with the following: "[Intentionally Deleted By Amendment]".

     (d) The Section headings and the text of each of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 and 4.15 of the Indenture,
and all such references thereto, are hereby deleted in their entirety and replaced with the following: "[Intentionally Deleted by Amendment]".

     (e) Section 5.01 of the Indenture is hereby amended as follows: the text of clauses (iii) and (iv), and all references thereto, are deleted in their entirety and are hereby replaced with the phrase "[Intentionally Deleted by Amendment]".

     (f)  Section 6.01 of the Indenture is hereby amended as follows:

          (i) the text of clauses (4), (6) and (9), and all references thereto, are deleted in their entirety and are hereby replaced with the phrase "[Intentionally Deleted by Amendment]";

          (ii) the words "or any Significant Subsidiary" are deleted in Section 6.01(7) and Section 6.01(8) of the Indenture wherever they appear, and all references to Section 6.01(7) and 6.01(8) with respect to Significant Subsidiaries only.

     (g) Section 11.02(b) of the Indenture is hereby amended to delete the words "and the Company shall comply with its obligations under Section 4.06"


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from the last sentence in that paragraph and such words are replaced with the following: "[Intentionally Deleted By Amendment]".

     (h) The text in Section 11.06 is hereby deleted in its entirety and replaced with the following: "[Intentionally Deleted By Amendment]".

     (i) The text in Exhibit D and Schedules 4.04 and 4.07 is hereby deleted in its entirety and replaced with the following: "[Intentionally Deleted By Amendment]".


                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS


     SECTION 3.01. Effect of Supplemental Indenture. (a) Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantor Subsidiaries and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby, as hereby amended and supplemented; provided, however, that the Proposed Amendments, except as described in (b) with respect to the Waiver, shall not become operative until the Company has notified the Trustee that it has accepted for purchase at least a majority of the outstanding principal amount of the Securities pursuant to the offer to purchase for cash any and all of the Notes, upon the terms and conditions set forth in the Offer (and at such time the Proposed Amendments shall automatically become operative without the requirement of any further action by or notice to the Company, the Guarantor Subsidiaries, the Trustee or any Holder of Securities).

     (b) In order to avoid the possibility of a default under the Indenture in connection with the consummation of the Reorganization, the Waiver shall become operative immediately upon execution of this Supplemental Indenture by the Company, the Guarantor Subsidiaries and the Trustee. However, if the Offer is terminated or withdrawn or the tendered Notes are not accepted for payment pursuant to the Offer, the Proposed Amendments will not become operative and the Waiver will cease to be operative.

     SECTION 3.02. Indenture Remains in Full Force and Effect. Except as amended and supplemented hereby, all provisions in the Indenture shall remain in full force and effect and are in all respects ratified and confirmed.




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     SECTION 3.03.  Indenture and Supplemental Indenture Construed Together.
This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     SECTION 3.04. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and to govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     SECTION 3.05. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.06. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     SECTION 3.07. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 3.08. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     SECTION 3.09. Successors and Assigns. All agreements of the Company in this Supplemental Indenture and the Securities shall bind its successors.

     SECTION 3.10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

     SECTION 3.11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein



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so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture (as so amended), including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

     Section 3.12 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 3.13 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                        LIFESTYLE FURNISHINGS
                                        INTERNATIONAL LTD.


                                        By: /s/ Ronald J. Hoffman
                                            ----------------------------
                                            Name:  Ronald J. Hoffman
                                            Title: Vice President, Treasurer and
                                                   Chief Financial Officer


Attest:


By: /s/ Douglas C. Barnard
    -----------------------------
    Name:  Douglas C. Barnard
    Title: Vice President, General Counsel
           and Secretary


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
                                   THE BERKLINE CORPORATION
                                   BLUE MOUNTAIN TRUCKING
                                   CORPORATION
                                   CUSTOM TRUCK TIRES, INC.
                                   D-H RETAIL SPACE, INC.
                                   DREXEL HERITAGE ADVERTISING,
                                   INC.
                                   DREXEL HERITAGE FURNISHINGS
                                   INC.
                                   DREXEL HERITAGE HOME
                                   INSPIRATIONS, INC.
                                   HENREDON FURNITURE INDUSTRIES,
                                   INC.
                                   HENREDON TRANSPORTATION
                                   COMPANY
                                   INTRO EUROPE, INC.
                                   LA BARGE, INC.
                                   LEXINGTON FURNITURE
                                   INDUSTRIES, INC.
                                   MAITLAND-SMITH, INC.
                                   MARBRO LAMP COMPANY
                                   THE ROBERT ALLEN GROUP, INC.
                                   Successor to Robert Allen Fabrics, Inc.,
                                   Ametex Fabrics, Inc., Interior Fabric Design, Inc. and Ramm, Son & Crocker, Inc.
                                   ROBERT ALLEN FABRICS OF N.Y.
                                   INC.
                                   SUNBURY TEXTILE MILLS, INC.
                                   UNIVERSAL FURNITURE LIMITED
                                   Successor to Universal Furniture Industries,
                                   Inc.


                                   By:  /s/ Ronald J. Hoffman
                                      ----------------------------------
                                        Name: Ronald J. Hoffman
                                        Title: Vice President

Attest:

By:  /s/  Douglas C. Barnard
   ---------------------------
   Name: Douglas C. Barnard
   Title: Secretary


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                              IBJ Whitehall Bank & Trust Company, as
                              Trustee

                                   By:  /s/ Robert F. Lee
                                      -----------------------
                                      Name:  Robert F. Lee
                                      Title: Assistant Vice President



Attest:


By: /s/ Michael C. Daly
   ----------------------
   Name:  Michael C. Daly
   Title: Assistant Secretary








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